FIRST AMENDMENT TO TERM LOAN AGREEMENT
THIS FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”) is entered into as of December 15, 2017 among PNM RESOURCES, INC., a New Mexico corporation (the “Borrower”), the Lenders party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement (as defined below).
R E C I T A L S
WHEREAS, the Borrower, the Lenders party thereto and the Administrative Agent are parties to that certain Term Loan Agreement, dated as of December 21, 2016 (as amended or modified from time to time, the “Loan Agreement”);
WHEREAS, the Borrower has requested a modification to the Loan Agreement as described below; and
WHEREAS, the Lenders party hereto are willing to agree to such modification, subject to the terms set forth herein as more fully set forth below.
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
A G R E E M E N T
1.    Amendments to Loan Agreement.
(a)The definition of “Applicable Percentage” in Section 1.1 of the Loan Agreement is amended and restated in its entirety to read as follows:
“Applicable Percentage” means, (a) for Eurodollar Loans, 0.80% and (b) for Base Rate Loans, 0.00%.
(b)    The definition of “Maturity Date” in Section 1.1 of the Loan Agreement is amended and restated in its entirety to read as follows:
“Maturity Date” means December 14, 2018.
(c)    Section 6.7 of the Loan Agreement is amended and restated in its entirety to read as follows:
6.7    No Material Change.
(a)    Since December 31, 2016, except as disclosed in the Borrower’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2016 or in its Quarterly Report on Form 10-Q for each of the Fiscal Quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, there has been no development or event relating to or affecting the Borrower or any of its Subsidiaries which would have or would reasonably be expected to have a Material Adverse Effect.

(b)    Since December 31, 2016, there has been no sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any material part of its business or property, and no purchase or other acquisition by the Borrower or any of its Subsidiaries of any business or property (including the Capital Stock of any other Person) material in relation to the financial condition of the Borrower or any of its Subsidiaries, in each case which is not (i) reflected in the most recent financial statements delivered to the Lenders pursuant to Section 4.1(d) or 7.1 or in the notes thereto or (ii) otherwise permitted by the terms of this Loan Agreement and communicated to the Lenders.
(d)    Section 6.9 of the Loan Agreement is amended and restated in its entirety to read as follows:
6.9    Litigation.
Except as disclosed in the Borrower’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2016 or in its Quarterly Report on Form 10-Q for each of its Fiscal Quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, there are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which would have or would reasonably be expected to have a Material Adverse Effect.
2.    Effectiveness; Conditions Precedent.

This Amendment shall be effective as of December 15, 2017 (the “First Amendment Effective Date”) upon satisfaction of the following conditions precedent:

(a)    Receipt by the Administrative Agent of copies of this Amendment duly executed by the Borrower and each Lender.

(b)    Receipt by the Administrative Agent of the following:

(i)    Copies of the articles of incorporation of the Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its formation and copies of the bylaws of the Borrower certified by a secretary or assistant secretary (or the equivalent) of the Borrower to be true and correct as of the First Amendment Effective Date.

(ii)    Copies of resolutions of the board of directors of the Borrower approving and adopting this Amendment, the transactions contemplated herein and authorizing execution and delivery hereof, certified by a secretary or assistant secretary (or the equivalent) of the Borrower to be true and correct and in full force and effect as of the First Amendment Effective Date.

(iii)    An incumbency certificate of the Borrower certified by a secretary or assistant secretary (or the equivalent) of the Borrower to be true and correct as of the First Amendment Effective Date.

(c)    Receipt by the Administrative Agent of opinions of counsel from counsel to the Borrower (which may include in-house counsel with respect to matters of New Mexico law), in form and substance acceptable to the Administrative Agent, addressed to the Administrative Agent and the Lenders and dated as of the First Amendment Effective Date.

3.    Ratification of Loan Agreement. The term “Loan Agreement” as used in each of the Loan Documents shall hereafter mean the Loan Agreement as amended and modified by this Amendment. Except as herein specifically agreed, the Loan Agreement, as amended by this Amendment, is hereby ratified and confirmed and shall remain in full force and effect according to its terms. Each party hereto acknowledges and consents to the modifications set forth herein and agrees that, other than as explicitly set forth in Section 1 above, this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents (including, without limitation, the indemnity obligations set forth therein) and that, after the date hereof, this Amendment shall constitute a Loan Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents.

4.    Authority/Enforceability. The Borrower represents and warrants as follows:
(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b)    This Amendment has been duly executed and delivered by the Borrower and constitutes the Borrower’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)    No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Borrower of this Amendment.
5.    Representations and Warranties. The Borrower represents and warrants to the Lenders that (a) the representations and warranties of the Borrower set forth in Section 6 of the Loan Agreement, as amended by this Amendment, are true and correct as of the date hereof, unless they specifically refer to an earlier date, (b) no event has occurred and is continuing which constitutes a Default or an Event of Default, and (c) it has no claims, counterclaims, offsets, credits or defenses to its obligations under the Loan Documents, or to the extent it has any, they are hereby released in consideration of the Lenders party hereto entering into this Amendment.
6.    No Conflicts. The Borrower represents and warrants that the execution and delivery of this Amendment, the consummation of the transactions contemplated herein and in the Loan Agreement (before and after giving effect to this Amendment), and the performance of and compliance with the terms and provisions hereof by the Borrower will not (a) violate, contravene or conflict with any provision of its articles or certificate of incorporation, bylaws or other organizational or governing document, (b) violate, contravene or conflict with any law, rule, regulation (including, without limitation, Regulation U and Regulation X), order, writ, judgment, injunction, decree or permit applicable to the Borrower, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which the Borrower is a party or by which it or its properties may be bound, the violation of which would have or would reasonably be expected to have a Material Adverse Effect or (d) result in or require the creation of any Lien upon or with respect to the Borrower’s properties.

7.    Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy or by electronic format (pdf) shall be effective as an original.
8.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[remainder of page intentionally left blank]

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.
BORROWER:                    PNM RESOURCES, INC.,
a New Mexico corporation
By:    /s/ Elisabeth Eden
Name:    Elisabeth Eden
Title:    Vice President and Treasurer

PNM RESOURCES, INC.
FIRST AMENDMENT – 2016 TERM LOAN

LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION, individually in its capacity as a Lender and in its capacity as Administrative Agent

By:        /s/ Gregory R. Gredvig
Name:    Gregory R. Gredvig
Title:    Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:        /s/ Eric Otieno
Name:    Eric Otieno
Title:    Vice President

THE BANK OF NEW YORK MELLON, as a Lender

By:        /s/ Mark W. Rogers
Name:    Mark W. Rogers
Title:    Vice President

PNM RESOURCES, INC.
FIRST AMENDMENT – 2016 TERM LOAN